PROSPECTUS Dated                                      Pricing Supplement No. 55
May 1, 2007                                           November 12, 2007


                              U.S. $9,815,000,000          Rule 424 (b)(3)
                                                       Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC    No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -

Period         Tier One Notes       Tier Two Notes       Tier Three Notes
Beginning      Under $15,000        $15,000-$50,000        Over $50,000
----------     --------------       ---------------      ----------------
11/12/2007          5.14%                5.29%                 5.44%
